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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 22, 1999, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Community First Banking Company on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Community First Banking Company on Form S-8 (File No. 333-46987, effective February 27, 1998).



                                                     /s/PORTER KEADLE MOORE, LLP

Atlanta, Gorgia
March 26, 1999